UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2010

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 West Loop South, Suite 1500

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

(713) 623-0790

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

The United States Court of Federal Claims issued an opinion on July 14, 2010 in Board of County Commissioners of the County of Bernalillo, New Mexico, v. United States, Case No. 09-549 C, overturning the government’s decision to unilaterally reduce the number of mandays it used at the Regional Correctional Center (RCC) in Albuquerque, New Mexico, which is operated by Cornell Companies, Inc. (“Cornell”).

Cornell and Bernalillo County successfully argued that the Intergovernmental Agreement with the Office of the Federal Detention Trustee (OFDT) obligated the government to utilize the RCC for an agreed upon number of mandays, and the government’s failure to meet that number required the government to pay for unused beds.  The OFDT argued that it had properly partially terminated the agreement to reduce the number of mandays. Senior Judge Eric G. Bruggink agreed with Cornell and Bernalillo County stating that the government “cannot unilaterally modify the contract under the guise of a partial termination.”

The Court will now decide damages for the government’s breach of the agreement.  Cornell and Bernalillo County believe that the government owes approximately $4.2 million previously billed to the government for contract years March 26, 2007 through March 25, 2008 and March 26, 2008 through March 25, 2009, plus appropriate Contract Disputes Act interest. Cornell has previously recognized a $1.5 million contract-based revenue adjustment for the contract year ended March 25, 2008 in its revenues for the fiscal year ended December 31, 2008.    The government has argued that its liability should be offset by any cost savings experienced at the RCC as a result of the population being less than the guaranteed amount.  If the government prevails with this argument, Cornell and Bernalillo County believe that the government’s liability, incorporating any cost savings offset, would be approximately $3.6 million, plus interest.  The government has the right to appeal the decision to the United States Court of Appeals for the Federal Circuit.

The information contained herein includes “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the liability of the government for damages and the amount thereof, litigation outcomes as well as any other statements that are not historical facts, These statements are based on current expectations of future events.  If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Cornell’s expectations and projections.  Risks and uncertainties include, among other things, the uncertainties associated with the litigation and appeal process, general economic and market conditions, actions by government agencies and other third parties, and other risks and uncertainties detailed in the Company’s most recent Form 10-K, the definitive Proxy Statement on Schedule 14A filed by Cornell with the SEC on July 15, 2010 and other filings made by us from time to time with the Securities and Exchange Commission, which are available free of charge on the SEC’s Web site at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from the statements made. All information set forth herein is current as of the date hereof. Cornell undertakes no duty to update any statement in light of new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: July 21, 2010

	By:	/s/ Cathryn L. Porter
Cathryn L. Porter
Senior Vice President, General Counsel and Corporate Secretary